                           FIRSTFED FINANCIAL CORP.

                             1994 STOCK OPTION AND

                        STOCK APPRECIATION RIGHTS PLAN

                               TABLE OF CONTENTS

1.   Purpose..............................................................   1

2.   Administration.......................................................   2

     (a)  Authority of Board..............................................   2

     (b)  Administration by "Disinterested Persons".......................   3

     (c)  Appointment of Committee........................................   3

     (d)  Unauthorized Actions............................................   4

     (e)  Definition of "Disinterested Person"............................   5

3.   Stock................................................................   5

4.   Eligibility..........................................................   6

5.   Terms of Options.....................................................   7

     (a)  Terms of Incentive Stock Options................................   7

     (b)  Terms of Nonstatutory Stock Options.............................  12

6.   Annual Limitation on Grant of Incentive Stock Options................  14

7.   Terms of Stock Appreciation Rights...................................  15

     (a)  Terms of ISO-SAR's..............................................  17

     (b)  Terms of SAR's..................................................  19

     (c)  Terms of All Stock Appreciation Rights..........................  22

     (d)  Certain Conditions on Exercise of SAR's.........................  23

8.   Impact of Exercise of Option or Stock Appreciation Right on
     Outstanding Options or Stock Appreciation Rights.....................  24

9.   Rights of Optionees..................................................  24

10.  Determination of Fair Market Value...................................  25

11.  Retirement of Employee, Termination of Employment, Death of Employee.  25

     (a)  Retirement of Employee..........................................  25

     (b)  Termination of Employment.......................................  26

     (c)  Death of Employee..............................................   27

12.  Adjustment of Shares................................................   27

     (a)  Changes in Capitalization......................................   27

     (b)  Terminating Events.............................................   28

13.  Effectiveness of the Plan...........................................   31

14.  Manner of Grant of Options and Stock Appreciation Rights............   31

15.  Compliance with Law and Regulations.................................   32

16.  Tax Withholding.....................................................   32

17.  Nonexclusivity of the Plan..........................................   33

18.  Amendment...........................................................   34

19.  Termination or Suspension...........................................   35

20   Continuation of Employment..........................................   36

21.  Exculpation and Indemnification.....................................   36

                           FIRSTFED FINANCIAL CORP.
                           ------------------------
                             1994 STOCK OPTION AND
                             ---------------------
                        STOCK APPRECIATION RIGHTS PLAN
                        ------------------------------


     1.  Purpose
         -------

     This Stock Option and Stock Appreciation Rights Plan (the "Plan") is intended to encourage stock ownership by selected officers and employees of FirstFed Financial Corp., a Delaware corporation ("FirstFed"), and its subsidiary corporations including First Federal Bank of California, a federal savings bank (the "Bank") (collectively, the "Subsidiaries"), as defined in
Section 424 (f) of the Internal Revenue Code of 1986, as amended (the "Code"), thereby increasing their proprietary interest in the success of FirstFed and the Subsidiaries, and encouraging them to remain in the employ of FirstFed or a Subsidiary. Options granted under this Plan may be either Incentive Stock Options (as defined and provided for in Section 5 (a) of this Plan) or Nonstatutory Stock Options (as defined and provided for in Section 5 (b) of this Plan), and stock appreciation rights granted under this Plan may be granted separately or in tandem with Incentive Stock Options or Nonstatutory Stock Options, as shall be determined in each specific case by the Board of Directors of FirstFed (the "Board of Directors") or a duly appointed committee thereof as hereinafter provided. As used in this Plan, the term "option" shall refer to either Incentive Stock Options or Nonstatutory Stock Options, or both.

     2.  Administration
         --------------
         (a)  Authority of Board. Subject to the express provisions of this Plan
              ------------------
including Section 2(b) hereof, the Board of Directors shall have plenary authority, in its discretion:

              (i) To determine the time or times at which, and the officers and employees of FirstFed or the Subsidiaries to whom, options and stock appreciation rights shall be granted under this Plan;

              (ii) To determine, as the case may be, the Incentive Stock Option Price or Nonstatutory Stock Option Price (both as defined herein), of, and the number of shares of Stock (as defined herein), to be covered by, options granted under this Plan;

              (iii) To determine, as applicable, the Base Price, Current Book Value, and Base Book Value (all as defined herein) of shares of Stock, and the number of shares of Stock, to be covered by stock appreciation rights granted under this Plan;

              (iv) To determine the time or times at which each option or stock appreciation right granted under this Plan may be exercised, including whether an option or stock appreciation right may be exercised in whole or in installments;

              (v) To interpret this Plan and to prescribe, amend and rescind rules and regulations relating to it; and

              (vi) To make all other determinations which the Board of Directors shall deem necessary or advisable for the administration of this Plan.

     (b) Administration by "Disinterested Persons".
         -----------------------------------------

     The Board of Directors may exercise its discretion in administering this Plan with respect to the participation of officers and employees of FirstFed or the Subsidiaries only when each member of such Board and each of the directors acting in this matter are "disinterested persons" and "outside directors" as defined in Section 2(e) of this Plan.

     (c)  Appointment of Committee.
          ------------------------

     The Board of Directors may at any time, or from time to time, appoint a committee consisting of not less than two (2) members of the Board of Directors, to which the Board of Directors may delegate any or all of the powers and duties of the Board of Directors under this Plan, except those relating to (i) the determination whether the shares of Stock reserved for issuance upon the exercise of options or stock appreciation rights granted under this Plan shall be issued shares or unissued shares, (ii) the appointment of any such committee, and

(iii) the termination or amendment of this Plan; provided that all members of such committee, at the time they exercise discretion in administering this Plan with respect to the participation of the officers and employees of FirstFed or the Subsidiaries, shall be "disinterested persons" and "outside directors," as
defined in Section 2(e) hereof.   The Board of Directors may from time to time
appoint members of such committee in substitution for or in addition to members previously appointed, may fill vacancies in such committee, however caused, and may discharge such committee. Duly authorized actions of such committee shall constitute actions of the Board of Directors for the purposes of this Plan and the administration thereof.

     (d)  Unauthorized Actions.
          --------------------

     Notwithstanding anything herein to the contrary, no employee, officer or director of FirstFed or the Subsidiaries shall as a member of the Board of Directors or of any committee appointed by the Board of Directors have any vote with regard to:

          (i) The grant of any option or stock appreciation right to himself or herself;

          (ii)  With respect to any grants to himself or herself:

                (A) The time at which any such option or stock appreciation right shall be granted;

                (B) The number of shares of Stock covered by any such option or stock appreciation right;

                (C) The time or times at which, or the period during which, any such option or stock appreciation right may be exercised or whether it may be exercised in whole or in installments;

                (D) The provisions of the agreement relating to any such option or stock appreciation right; and

                (E) The Incentive Stock Option Price of Stock subject to an Incentive Stock Option granted to him or her, the Base Price of a stock appreciation right in tandem with such an Incentive Stock Option, the Nonstatutory Stock Option Price of Stock subject to a Nonstatutory Stock Option granted to him or her, and the Base Price, Current Book Value, or Base Book Value of Stock subject to a stock appreciation right in tandem with a Nonstatutory Stock Option.

     (e)  Certain Definitions
          -------------------

The term "disinterested person" as used herein shall mean a person who is a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule.

     (f)  Outside Director
          ----------------

The term "outside director" shall mean a person who is an "outside director" within the meaning of regulations proposed under section 162(m) of the Code, as adopted, or any successor regulations.

     (g)  Covered Employee
          ----------------

The term "covered employee" shall mean a person who is a "covered employee" within the meaning of regulations proposed under section 162(m) of the Code, as adopted, or any successor regulations.

     3.  Stock
         -----
     Except as provided in Section 12 of this Plan, the shares which may be made subject to, and which may be issued upon exercise of, options or stock appreciation rights granted under this Plan, shall be limited to an aggregate of One Million Five Hundred Thousand (1,500,000) shares of common stock, $1.00 par value, of FirstFed (the "Stock"). The Board or the Committee administering the Plan pursuant to Section 2(c) hereof may adopt rules governing the annual limitation on shares which can be granted to any one employee; provided, however, that the aggregate number of shares of Stock subject to options or stock appreciation rights granted in any year to any "covered employee" shall not exceed 100,000. The shares reserved for issuance pursuant to this Plan may consist either of authorized but previously unissued shares of Stock, or of issued shares of Stock which have been reacquired by FirstFed, as determined from time to time by the Board of Directors.

     Subject to the general limitation in the foregoing paragraph, in any calendar year, no more than one and one-half percent of the total shares outstanding (the "Annual Maximum") may be granted under this Plan; except that to the extent that less than the Annual Maximum is granted in a calendar year, the remaining portion of the Annual Maximum shall be carried forward to the subsequent calendar year and added to the Annual Maximum available for grant in such subsequent year.

     In the event shares of Stock are issued in connection with the exercise of any stock appreciation right which had been granted separately from any stock option in accordance with Section 7(b) of the Plan, the number of shares of Stock as to which options or stock appreciation rights shall be available for grant hereunder shall be reduced by the number of shares of Stock so issued.

     Except as otherwise provided in Section 8 and Section 12 of this Plan, if any option or stock appreciation right granted under this Plan expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Stock allocable to the unexercised portion of such option or stock appreciation right may again be made subject to an option or stock appreciation right granted under this Plan.

  4.  Eligibility
      -----------

     Options or stock appreciation rights may be granted under this Plan only to such regular full-time employees, including officers, of FirstFed or a Subsidiary as may be selected in the manner provided in Section 2 of this Plan. A director of FirstFed or a Subsidiary who is not also a regular full-time employee of FirstFed or one of the Subsidiaries shall not be eligible to receive any options or stock appreciation rights under this Plan. An employee granted an option or stock appreciation right under this Plan shall nevertheless remain eligible to receive one or more additional options or stock appreciation rights thereafter, notwithstanding that options or stock appreciation rights previously granted to such employee remain unexercised in whole or in part.

  5.  Terms of Options
      ----------------

     This Plan is intended to authorize the Board of Directors, subject to
Section 2(b) hereof, or the Committee, to grant, in its discretion, options that qualify as incentive stock options pursuant to Section 422 of the Code (such qualifying options being referred to herein as "Incentive Stock Options") or options that do not so qualify (such nonqualifying options being referred to herein as "Nonstatutory Stock Options"). Each option granted under this Plan shall be evidenced by a written option agreement which shall be executed by a duly authorized offer on behalf of FirstFed and delivered to the person to whom granted, as provided in Section 14 of this Plan. Each such option agreement, and any amendment thereof, shall contain such terms and provisions consistent with the requirements of this Plan as the Board of Directors, subject to Section 2(b) hereof, or the Committee, shall in its sole discretion determine. Option agreements shall specify whether the option granted therein is an Incentive Stock Option or a Nonstatutory Stock Option, and shall conform to the provisions of Section 5(a) or 5(b) below, as the case may be.

  (a) Terms of Incentive Stock Options.
      --------------------------------

     Each Incentive Stock Option granted under this Plan shall conform to the provisions of Section 5(a) (i) through (iii) below. Any option agreement providing for the grant of an Incentive Stock Option may contain additional provisions, which are not inconsistent with the following provisions, as the Board of Directors, subject to Section 2(b) hereof, or the Committee, shall deem appropriate:

  (i)  Incentive Stock Option Price.
       ----------------------------

     The purchase price of each of the shares of Stock subject to an Incentive Stock Option (the "Incentive Stock Option Price") shall be a stated price which is not less than the fair market value of such share of Stock, determined in accordance with Section 10 of this Plan as of the date such Incentive Stock Option is granted; provided, however, that if an employee, at the time an Incentive Stock Option is granted to him or her, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of FirstFed, or of any of the Subsidiaries (or, under Section 424(d) of the Code, is deemed to own stock representing more than ten percent (10%) of the total combined voting power of all such classes of stock) then the Incentive Stock Option Price of each share of Stock subject to such Incentive Stock Option shall be at least one hundred and ten percent (110%) of the fair market value of such share of Stock, as determined in the manner stated above.

     (ii) Term of Incentive Stock Options.
           -------------------------------

     Incentive Stock Options granted under this Plan shall be exercisable for such periods as shall be determined by the Board of Directors, subject to
Section 2(b) hereof, or the Committee, at the time of grant of each such Stock Option, but in no event shall an Incentive Stock Option be exercisable after the expiration of ten (10) years from the date of grant; provided, however, that if any employee, at the time an Incentive Stock Option is granted to him or her, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of FirstFed of any of the Subsidiaries (or, under Section 424(d) of the Code, is deemed to own stock representing more than ten percent (10%) of the total combined voting power of all such classes of stock, by reason of the ownership of such classes of stock), the Incentive Stock Option granted to him or her shall not be exercisable after the expiration of five (5) years from the date of grant. Each Incentive Stock Option granted under this Plan shall also be subject to earlier termination as provided in this Plan.

          (iii) Exercise of Incentive Stock Options.
                -----------------------------------

                (A) Subject to the provisions of Section 12 of this Plan, Incentive Stock Options granted under this Plan may be exercised in whole or in installments, to such extent, and at such time or times during the terms thereof, as shall be determined by the Board of Directors, subject to Section 2(b) hereof, or the Committee, at the time of grant of each such option.

                (B) Incentive Stock Options granted under this Plan shall be exercisable only by delivery to FirstFed of written notice of exercise, together with the full Incentive Stock Option Price of the shares purchased, which may be paid, in whole or in part, in cash or in shares of Stock. If any portion of the Incentive Stock Option Price is paid in shares of Stock, such shares shall be valued at their fair market value, as determined in accordance with Section 10 of this Plan as of the effective date of exercise of the Incentive Stock Option.

                (C) Except as provided to the contrary in Section 8 and Section 11 of this Plan, an Incentive Stock Option granted hereunder shall remain outstanding and shall be exercisable only so long as the person to whom such Incentive Stock Option was granted remains an employee of FirstFed or any of the Subsidiaries.

                (D) All Incentive Stock Options granted under this Plan shall be nontransferable, except by will or the laws of descent and distribution to his or her heirs or distributees, or pursuant to the terms of a "qualified domestic relations order" as such term is defined in the Code, and shall be exercisable during the term of the Incentive Stock Option only by such employee (or his or her duly appointed, qualified, and acting personal representative) or such permitted transferees.

     (b)  Terms of Nonstatutory Stock Options.
          -----------------------------------

     Each Nonstatutory Stock Option granted under this Plan shall conform to the provisions of Section 5(b) (i) through (iii) below. Any option agreement providing for the grant of a Nonstatutory Stock Option may contain such additional provisions, which are not inconsistent with the following provisions, as the Board of Directors, subject to Section 2(b) hereof, or the Committee, shall deem appropriate:

          (i)   Nonstatutory Stock Option Price.
                -------------------------------

                The purchase price of each of the shares of Stock subject to a Nonstatutory Stock Option (the "Nonstatutory Stock Option Price") shall be a stated price which is not less than the fair market value of such share of Stock, determined in accordance with Section 10 of this Plan as of the date the Nonstatutory Stock Option is granted.

          (ii)  Term of Nonstatutory Stock Options.
                ----------------------------------

                Nonstatutory Stock Options granted under this Plan shall be exercisable for such periods as shall be determined by the Board of Directors at the time of grant of each such Nonstatutory Stock Option, but in no event shall a Nonstatutory Stock Option be exercisable after the expiration of ten (10) years from the date of grant. Each Nonstatutory Stock Option granted under this Plan shall also be subject to earlier termination as provided in this Plan.

          (iii) Exercise of Nonstatutory Stock Options.
                --------------------------------------

                (A) Subject to the provisions of Section 12 of this Plan, Nonstatutory Stock Options granted under this Plan may be exercised in whole or in installments, to such extent, and at such time or times during the terms thereof, as shall be determined by the Board of Directors at the time of grant of each such option.

                (B) Nonstatutory Stock Options granted under this Plan shall be exercisable only by delivery to FirstFed of written notice of exercise, together with the full Nonstatutory Stock Option Price of the shares purchased, which may be paid, in whole or in part, in cash or in shares of Stock. If any portion of the

          Nonstatutory Stock Option Price is paid in shares of Stock, such shares shall be valued at their fair market value, as determined in accordance with Section 10 of this Plan, as of the effective date of exercise of the Incentive Stock Option.

                (C) Except as provided to the contrary in Section 8 and Section 11 of this Plan, a Nonstatutory Stock Option granted hereunder shall remain outstanding and shall be exercisable only so long as the person to whom such Nonstatutory Stock Option was granted remains an employee of FirstFed or any of the Subsidiaries.

                (D) All Nonstatutory Stock Options granted under this Plan shall be nontransferable, except by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the employee to whom granted only by such employee (or his or her duly appointed, qualified, and acting personal representative).

     6.   Limitations on Grant of Incentive Stock Options
          -----------------------------------------------

     Notwithstanding any other provision of this Plan, the aggregate fair market value (determined in accordance with Section 10 of this Plan as of the date of the grant of the option) of shares of stock for which incentive stock options (as defined in Section 422(b) of the Code) may be first exercisable by any employee during any calendar year under this Plan, together with that of shares of stock subject to Incentive Stock Options first exercisable (other than as a result of acceleration pursuant to Section 12(b)) by such employee under any other plan of FirstFed, its parent corporation, if any, or any of the Subsidiaries, shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

     7.   Terms of Stock Appreciation Rights
          ----------------------------------

     Stock appreciation rights granted under this Plan may be granted by themselves or in tandem with Incentive Stock Options granted under this Plan, or granted in tandem with Nonstatutory Stock Options granted under this Plan, as the Board of Directors, subject to

Section 2(b) hereof, or the Committee, shall in its sole discretion determine.
A stock appreciation right granted in tandem with an Incentive Stock Option shall sometimes be referred to herein as an "ISO-SAR," and the Incentive Stock Option to which such ISO-SAR is tandem shall sometimes be referred to herein as the "Underlying Incentive Stock Option." A stock appreciation right granted separately from an option granted under this Plan or granted in tandem with a Nonstatutory Stock Option shall sometimes be referred to herein as an "SAR". If an SAR is granted in tandem with a Nonstatutory Stock Option, the Nonstatutory Stock Option in tandem with which such SAR has been granted shall sometimes be referred to as the "Underlying Nonstatutory Stock Option." The term "stock appreciation right" as used herein shall refer to either ISO-SAR's or SAR's, or both. Each stock appreciation right granted under this Plan shall be evidenced by a written stock appreciation right agreement which shall be executed by a duly authorized officer on behalf of FirstFed and delivered to the person to whom granted, as provided in Section 14 of this Plan. Each such stock appreciation right agreement, and any amendment thereof, shall contain such terms and provisions consistent with the requirements of this Plan as the Board of Directors, subject to Section 2(b) hereof, or the Committee, shall in its sole discretion determine. Each stock appreciation right agreement shall specify whether the stock appreciation right granted therein is an ISO-SAR, in which case the agreement shall conform to the provisions of Section 7(a) below, or an SAR, in which case the agreement shall conform to the provisions of
Section 7(b) below, as the case may be. Each stock appreciation right agreement shall also conform to the provisions of Section 7(c).

     (a)  Terms of ISO-SAR's.
          ------------------

     Each ISO-SAR granted under this Plan shall conform to the provisions of this Section 5(a). The stock appreciation right agreement providing for the grant of an ISO-SAR may contain such additional provisions, not inconsistent with the following provisions, as the Board of Directors, subject to Section 2(b) hereof, or the Committee, shall deem appropriate:

          (i)   Base Price.  The "Base Price" of each of the shares of Stock
                ----------
     subject to an ISO-SAR granted under the Plan shall be a stated price which equals the Incentive Stock Option Price of each of the shares of Stock subject to the Underlying Incentive Stock Option.

          (ii)  Term of ISO-SAR's.  Each ISO-SAR granted under this Plan shall
                -----------------
     be exercisable for such periods as shall be determined by the Board of Directors at the time of grant of each such ISO-SAR, provided, however, that the term of any ISO-SAR must expire on a date not later than the date on which the term of the Underlying Incentive Stock Option expires. ISO-SAR's shall also be subject to earlier termination as provided in this Plan.

          (iii) Exercise of ISO-SAR's.
                ---------------------

                (A) An ISO-SAR shall be exercisable at such time or times, and to the extent that, the Underlying Incentive Stock Option is exercisable under Section 5(a) (iii) (A) and (E) of this Plan.

                (B) Upon exercise of any ISO-SAR in the manner provided in
          Section 7(c) (i) below, the holder thereof shall be entitled to receive cash or shares of Stock, or any combination thereof, as determined by the Board of Directors at the time of grant of the ISO-SAR, in an amount equal to the difference, if any, between the Base Price of each share of Stock as to which the ISO-SAR has been exercised and the fair market value of such share of Stock, determined in accordance with Section 10 of this Plan as of the effective date of the exercise of the ISO-SAR. If, upon exercise of the ISO-SAR, any payment is made in shares of Stock, such shares shall be valued at their fair market value as determined in accordance with Section 10 of this Plan as of the effective date of exercise of the ISO-SAR. Any payment due hereunder shall be made within sixty (60) days after the effective date of exercise of the ISO-SAR to which such payment relates.

                (C) Notwithstanding any other provision of this Plan, no ISO-SAR or portion thereof shall be exercised unless the fair market value of the shares of Stock subject to such ISO-SAR or portion thereof exceeds the Base Price of such shares. For these purposes, the fair market value of shares of Stock shall be determined in accordance with
          Section 10 of this Plan as of the effective date of the exercise of the ISO-SAR.

     (b)  Terms of SAR's.  Each SAR shall conform to the provisions of this
          --------------
Section 7(b). The stock appreciation right agreement which provides for the grant of an SAR may contain such additional provisions, not inconsistent with the following provisions, as the Board of Directors, subject to Section 2(b) hereof, or the Committee, shall deem appropriate:

          (i) Base Price, Base Book Value, and Current Book Value. The "Base
              ---------------------------------------------------
          Price" of each of the shares of Stock subject to an SAR granted under the Plan shall be a stated price which equals the Nonstatutory Stock Option Price of each of the shares of Stock subject to the Underlying Nonstatutory Stock Option. In addition, the Board of Directors may provide for a "Base Book Value" for each of the shares of Stock subject to such SAR which shall be defined as a stated price determined by dividing the amount shown as stockholders' equity on FirstFed's monthly financial statement for the month immediately preceding the grant of such SAR by the number of shares of Stock shown as issued and outstanding on such financial statement. The "Current Book Value" of each of the shares of Stock subject to such SAR shall be a stated price determined by dividing the amount shown as stockholders' equity on FirstFed's monthly financial statement for the month immediately preceding the effective date of exercise of such SAR by the number of shares of Stock shown as issued and outstanding on such financial statement.

          (ii)  Term of SAR's.  SAR's granted under this Plan shall be
                -------------
          exercisable for such periods as shall be determined by the Board of Directors, subject to Section 2(b) hereof, or the Committee, at the time of grant of each such SAR, provided, however, that the term of any SAR must expire on a date not later than the date on which the term of the Underlying Nonstatutory Stock Option expires. SAR's shall also be subject to earlier termination as provided in this Plan.

          (iii) Exercise of SAR's.
                -----------------

                (A) An SAR shall be exercisable at such time or times as, and if the SAR is granted in tandem with a Nonstatutory Stock Option to the extent that, the Underlying Nonstatutory Stock Option is exercisable under Section 5 (b) (iii) (A) of this Plan.

                (B) Upon exercise of any SAR in the manner provided in Section 7
          (c) (i) below, the holder thereof shall be entitled to receive cash or shares of Stock, or any combination thereof, as determined by the Board of Directors at the time of grant of the SAR, in an amount equal to the greater of (1) the difference, if any, between the Base Price of each share of Stock as to which the SAR has been exercised and the fair market value of such share of Stock, determined in accordance with Section 10 of the Plan as of the effective date of the exercise of the SAR; or (2) if the Board of Directors has provided for a Base Book Value for the SAR, the difference, if any, between the Base Book Value of each share of Stock as to which such SAR has been exercised and the Current Book Value of such share of Stock as of the effective date of the exercise of the SAR. If, upon exercise of the SAR, any payment is made in shares of Stock, such shares shall be valued at their fair market value as determined in accordance with Section 10 of this Plan as of the effective date of exercise of the SAR. Any payment due hereunder shall be made within (60) days after the effective date of exercise of the SAR to which such payment relates.

     (c)  Terms of All Stock Appreciation Rights.
          --------------------------------------

     Each stock appreciation right (whether an ISO-SAR or an SAR) granted under this Plan shall conform to the provisions of this Section 7(c). The stock appreciation right agreement which provides for the grant of an SAR may contain such additional provisions, not inconsistent with the following provisions, as the Board of Directors, subject to Section 2(b) hereof, or the Committee, shall deem appropriate:

          (i) Each stock appreciation right granted under this Plan shall be exercisable only by delivery to FirstFed of written notice of exercise, which notice shall state the number of shares with respect to which such stock appreciation right is being exercised, its date of grant, the Base Price of such shares, and the effective date of such exercise, which date shall not be earlier than the date the notice is received by the Board of Directors, subject to Section 2(b) hereof, or the Committee, or its duly appointed representative nor later than the date upon which such stock appreciation right expires. Such written notice of exercise shall also specify the date of grant of the Underlying Incentive Stock Option or the Underlying Nonstatutory Stock Option, as the case may be.

          In the case of an SAR, such written notice of exercise shall also specify the Base Book Value, if any, of the shares of Stock with respect to which such SAR is being exercised.

          (ii) Except as provided to the contrary in Section 8 and Section 11 of this Plan, stock appreciation rights granted hereunder shall remain outstanding and shall be exercisable only so long as the person to whom such stock appreciation rights are granted remains an employee of FirstFed.

          (iii) Stock appreciation rights granted pursuant to this Plan shall be nontransferable, except by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the employee to whom granted only by such employee (or his or her duly appointed, qualified, and acting personal representative).

          (iv) No holder of stock appreciation rights shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to such stock appreciation rights.

     (d)  Certain Conditions on Exercise of SAR's.
          ---------------------------------------

     Notwithstanding any other provision of this Plan, the Board of Directors, subject to Section 2(b) hereof, or the Committee, may impose such conditions on the exercise of a stock appreciation right (including, without limitation, a condition which limits the time of exercise to specified periods) as may be required to satisfy the requirements of any rule promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 as amended, including Rule 16b-3, or any successor rule.

     8.   Impact of Exercise of Option or Stock Appreciation Right on
          -----------------------------------------------------------
          Outstanding Options or Stock Appreciation Rights.
          ------------------------------------------------

     If an employee to whom both an option and a stock appreciation right in tandem therewith have been granted under this Plan exercises the option, or a portion thereof, such exercise shall effect a cancellation of the stock appreciation right in tandem with such option to the extent of the number of shares of Stock acquired by such employee as a result of the exercise of such option. If, instead, such employee exercises the stock appreciation right, or a portion thereof, such exercise shall effect a cancellation of the option in tandem therewith to the extent of the number of shares of Stock covered by the stock appreciation right so exercised.

     9.   Rights of Optionees
          -------------------

     No holder of an option shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to such option unless and until his or her option shall have been exercised pursuant to the terms thereof, FirstFed shall have issued and delivered to the holder of the option the shares of Stock as to which he or she has exercised his or her option, and his or her name shall have been entered as a stockholder of record on the books of FirstFed. Thereupon, such person shall have full voting and other ownership rights with respect to such shares of Stock.

     10.  Determination of Fair Market Value
          ----------------------------------

     For the purposes of this Plan, the Board of Directors, subject to
Section 2(b) hereof, or the Committee, shall determine the fair market value of a share of Stock on the basis of such factors as it shall deem appropriate, provided that (i) if on the date as of which such determination is made quotations for the Stock are regularly listed on the New York Stock Exchange or other comparable system, the fair market value of a share of Stock shall be deemed to equal the mean of the mean of the low bid and high asked prices for the Stock quoted on such system on each of the five (5) trading days preceding the date as of which such determination is made, and (ii) if on the date as of which such determination is made the Stock is admitted to trading on a national securities exchange or exchanges for which actual sale prices are regularly reported, the fair market value of a share of Stock shall be determined by the Board of Directors based upon the closing sale price reported for the Stock on such exchange or exchanges on each of the five (5) trading days immediately preceding the date as of which such determination is made.

     11.  Retirement of Employee, Termination of Employment, Death of Employee
          --------------------------------------------------------------------

          (a)  Retirement of Employee.
               ----------------------

          If an employee to whom an option or stock appreciation right has been granted under this Plan retires from his or her employment with FirstFed or any of the Subsidiaries as a result of "Normal Retirement" or as a result of "Total and Permanent Disability" (both as defined for purposes of FirstFed's qualified retirement plan as in effect on the date of adoption of this Plan by the Board of Directors), such option or stock appreciation right shall continue to be exercisable in whole or in part, to the extent not theretofore exercised, by the employee to whom granted (or his or her duly appointed, qualified, and acting personal representative) in the manner set forth in Section 5 or Section 7 of this Plan, at any time within the remaining term of such option or stock appreciation right.

          (b)  Termination of Employment.
               -------------------------

          Except as otherwise provided in this Section 11, if the employment of an employee to whom an option or stock appreciation right has been granted under this Plan is terminated for any reason, then such option or stock appreciation right shall, to the extent not theretofore exercised, continue for a period of sixty (60) days from the date of such termination of employment to be exercisable to the same extent that it was exercisable on such date, whereupon it shall terminate and shall not thereafter be exercisable; provided, however, that in the event of termination of employment for cause (with respect to which the determination of the Board of Directors, subject to Section 2(b) hereof, or the Committee, shall be final and conclusive), any such option or stock appreciation right shall terminate immediately upon such termination of employment. No option or stock appreciation right granted under this Plan shall be affected by any change of duties or position of the person to whom such option or stock appreciation right was granted or by any temporary leave of absence granted to such person by FirstFed or any of the Subsidiaries, except that a change resulting in a less senior position (e.g., Vice President to Assistant Vice President), vested options shall not be affected but unvested options shall terminate and no longer be exercisable.

          (c)  Death of Employee.
               -----------------

          If an employee to whom an option or stock appreciation right has been granted under this Plan dies prior to the expiration of the term of such option or stock appreciation right, such option or stock appreciation right shall continue to be exercisable in whole or in part, to the extent that the employee was entitled to do so at the date of his or her death, by the estate of such employee, or by a person who acquired the right to exercise such option or stock appreciation right by bequest or inheritance from such employee, at any time within one year after the death of such employee, but not after the expiration of the term of such option or stock appreciation right, in the manner set forth in
     Section 5 or Section 7 of this Plan.

     12.  Adjustment of Shares
          --------------------
          (a)  Changes in Capitalization.
               -------------------------

          If the outstanding shares of Stock of FirstFed as a whole are increased, decreased, changed into, or exchanged for, a different number or kind of shares or securities of FirstFed, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, spin-off, combination of shares, exchange of shares, issuance of shares at other than book value, repurchase of shares, change in corporate structure, or amendment to the charter of FirstFed or otherwise, an appropriate and proportionate adjustment, as determined by the Board of Directors, subject to Section 2(b) hereof, or the Committee, shall be made to the number and kind of shares subject to this Plan, and to the number, kind, and per share Incentive Stock Option Price or Nonstatutory Stock Option Price (as the case may be) of shares subject to unexercised options, and to the Base Price, Base Book Value, and Current Book Value, as applicable, of shares subject to unexercised stock appreciation rights, granted prior to any such change. Any such adjustment to an outstanding option, however, shall be made without a change in the aggregate price applicable to the shares of Stock subject to the unexercised portion of the option or stock appreciation right but with a corresponding adjustment to the Incentive Stock Option Price or Nonstatutory Stock Option Price, as the case may be, of each share covered by an option, and in the Base Price, Base Book Value, and Current Book Value, as applicable, of each share covered by a stock appreciation right.

          (b)  Terminating Events.
               ------------------

          Upon the effective date of the dissolution or liquidation of FirstFed, or of a reorganization, merger or consolidation of FirstFed with one or more other corporations in which FirstFed is not the surviving corporation, or of the transfer of substantially all of the assets or shares of FirstFed to another corporation, or, in connection with a tender offer, the acquisition of fifty percent (50%) or more of FirstFed's outstanding shares (any such transaction being referred to herein as a "Terminating Event"), this Plan and any option or stock appreciation right theretofore granted hereunder shall terminate unless provision is made in writing in connection with such Terminating Event for the continuance of this Plan and for the assumption of options and stock appreciation rights theretofore granted hereunder, or the substitution for such options and stock appreciation rights of new options and stock appreciation rights covering the shares of the successor corporation, or a parent or subsidiary thereof, with such appropriate adjustments as may be determined or approved by the Board of Directors or the successor to FirstFed to the number and kind of shares subject to such substituted options and stock appreciation rights and to the Incentive Stock Option Price or Nonstatutory Stock Option Price (as the case may be), and to the Base Price, Base Book Value, and Current Book Value, as applicable, therefor, in which event this Plan and the options and stock appreciation rights theretofore granted or the new options and stock appreciation rights substituted therefor, shall continue in the manner and under the terms so provided. Upon the occurrence of a Terminating Event in which provision is not made for the continuance of this Plan and for the assumption of options and stock appreciation rights theretofore granted or the substitution for such options and stock appreciation rights of new options and stock appreciation rights covering the shares of a successor corporation or a parent or subsidiary thereof, each employee to whom an option or stock appreciation right has been granted under this Plan (or such employee's estate or a person who acquired the right to exercise the option or stock appreciation right from such employee by bequest or inheritance) shall be entitled, prior to the effective date of any such Terminating Event, (i) to exercise, in whole or in part, his or her rights under any option or stock appreciation right granted to him or her notwithstanding that the period during which such option or stock appreciation right would otherwise be exercisable has not yet commenced, or (ii) to surrender any such option to FirstFed in exchange for receipt of such shares of Stock or other securities or cash as the optionee would have received had he or she exercised his or her option in full prior to completion of such Terminating Event. To the extent that an employee, pursuant to this Section 12(b), has a right to exercise or surrender any option or stock appreciation right on account of a Terminating Event which he or she otherwise would not have had at that time, his or her exercise or surrender of such option or stock appreciation right shall be contingent upon the consummation of such Terminating Event.

     13.  Effectiveness of the Plan
          -------------------------

     By resolution of the Board of Directors, this Plan shall become effective as of December 19, 1994; provided, however, that (i) the effectiveness of this Plan shall be subject to the approval of the stockholders of FirstFed, within twelve (12) months before or after the adoption of this Plan by the Board of Directors; and (ii) the effectiveness of options and stock appreciation rights granted under this Plan prior to the date such stockholder approval is obtained shall also be subject to such stockholder approval.

     14.  Manner of Grant of Options and Stock Appreciation Rights.
          --------------------------------------------------------

     Nothing contained in this Plan or in any resolution heretofore or hereafter adopted by the Board of Directors or any committee thereof or by the stockholders of FirstFed with respect to this Plan shall constitute the granting of an option or stock appreciation right under this Plan. The granting of an option or stock appreciation right under this Plan shall be deemed to occur only upon the date on which the Board of Directors, subject to Section 2(b) hereof, or the Committee, or any committee thereof duly appointed as provided in Section 2 of this Plan to which the Board of Directors, subject to Section 2(b) hereof, or the Committee, shall have delegated power in such regard, shall approve the grant of such option or stock appreciation right; provided, however, that any option or stock appreciation right granted under this Plan shall terminate upon the expiration of thirty (30) days after the date upon which such option or stock appreciation right was granted unless a written option or stock appreciation right agreement in a form prescribed by the Board of Directors, subject to Section 2(b) hereof, or the Committee, has been duly executed by or on behalf of the employee to whom such option or stock appreciation right was granted and shall have been delivered to FirstFed within such thirty (30) day period.

     15.  Compliance with Law and Regulations
          -----------------------------------

     The obligation of FirstFed to sell and deliver any shares of Stock under this Plan shall be subject to all applicable laws, rules and regulations, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board of Directors, subject to Section 2(b) hereof, or the Committee. Except as otherwise provided in Section 18, the Board of Directors, subject to Section 2(b) hereof, or the Committee, may make such changes in the Plan and include such terms in any option agreement as may be necessary or appropriate, in the opinion of counsel to FirstFed, to comply with the rules and regulations of any governmental authority or to obtain, for employees granted Incentive Stock Options or stock appreciation rights in tandem therewith, the tax benefits under the applicable provisions of the Code and the regulations thereunder.

     16.  Tax Withholding
          ---------------

     The employer (whether FirstFed or a subsidiary) of an employee granted an option or stock appreciation right under this Plan shall have the right to deduct any amount required by federal or state laws to be withheld (if any) with respect to the exercise of any option or stock appreciation right (including, without limitation, any amount required to be withheld in order for the employer to obtain a tax deduction with respect to the grant of such option or stock appreciation right) and may condition the issuance of any shares upon such exercise on the employee satisfying all withholding obligations. In addition, an employee to whom an Incentive Stock Option is granted shall notify the employer not later than five (5) days after the sale or other disposition of any shares of Stock acquired pursuant to the exercise of the Incentive Stock Option, if such sale or other disposition occurs within two (2) years from the date of grant of such Incentive Stock Option or within one (1) year from the effective date of exercise of such Incentive

Stock Option. The employer and such employee shall thereafter promptly arrange for payment by such employee to the employer, not later than thirty (30) days after such sale or other disposition, of an amount in cash equal to the amount of any tax required to be withheld by the employer by any applicable federal or state laws with respect to such sale or other disposition (including, without limitation, any amount require to be withheld in order for the employer to obtain a tax deduction with respect to the grant of such Incentive Stock Option).

     17.  Nonexclusivity of the Plan
          --------------------------

     Neither the adoption of this Plan by the Board of Directors nor the submission of this Plan to the stockholders of FirstFed for approval shall be construed as having any impact on existing qualified or nonqualified retirement or bonus plans of FirstFed, or as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or stock appreciation rights otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

     18.  Amendment
          ---------

     The Board of Directors at any time, and from time to time, may amend this Plan, subject to any required regulatory approval and subject to the limitation that, except as provided in Section 13 hereof, no amendment shall be effective unless approved by the affirmative votes of the holders of a majority of the outstanding shares of FirstFed's voting stock within twelve (12) months after the date of the adoption of such amendment, if such amendment would:

     (a) Increase the number of shares of Stock as to which options may be granted under this Plan;

     (b) Change in substance the provisions of Section 2 hereof relating to administration of this Plan, or of Section 4 hereof relating to eligibility to participate in this Plan;

     (c) Change the method of computing the Incentive Stock Option Price for shares of Stock subject to Incentive Stock Options or the Base Price for shares of Stock subject to

ISO-SAR's, the Nonstatutory Stock Option Price for shares of Stock subject to Nonstatutory Stock Option or the Base Price, Base Book Value, and Current Book Value for shares of stock subject to SAR's; or

     (d) Increase the maximum term of any options or stock appreciation rights provided for herein.

     Except as provided in Section 13 hereof, rights and obligations under any option or stock appreciation right granted before amendment of this Plan shall not be altered or impaired by amendment of this Plan, except with the consent of the employee to whom the option or stock appreciation right was granted.

     19.  Termination or Suspension
          -------------------------

     The Board of Directors at any time may suspend or terminate this Plan.
This Plan, unless sooner terminated, shall terminate on the tenth (10th) anniversary of its adoption by the Board of Directors or its approval by the members or the stockholders of FirstFed, whichever is earlier, but such termination shall not affect any option theretofore granted. No option or stock appreciation right may be granted under this Plan while this Plan is suspended or after it is terminated.

     No rights or obligations under any option or stock appreciation right granted while this Plan is in effect shall be altered or impaired by suspension or termination of this Plan, except with the consent of the person to whom the option or stock appreciation right was granted. Any option or stock appreciation right granted under this Plan may be terminated by agreement between the holder thereof and FirstFed and, in lieu of the terminated option or stock appreciation right, a new option may be granted with an Incentive Stock Option Price or a Nonstatutory Stock Option Price, as the case may be, which may be higher or lower than the Incentive Stock Option Price or a Nonstatutory Stock Option Price, as the case may be, of the terminated option and a new stock appreciation right may be granted with a Base Price or Base Book Value, as applicable, which may be higher or lower than the Base Price or Base Book Value, as applicable, of the terminated stock appreciation right.

     20.  Continuation of Employment
          --------------------------

     Nothing contained in this Plan (or in any written option agreement) shall obligate FirstFed or any Subsidiary to continue to employ, for any period, an employee to whom an option or stock appreciation right has been granted, or interfere with the right of FirstFed or any Subsidiary to reduce such employee's compensation.

     21.  Exculpation and Indemnification
          -------------------------------

     FirstFed shall indemnify and hold harmless the members of the Board of Directors, subject to Section 2(b) hereof, or the Committee, and the members, if any, of the committee duly appointed in accordance with Section 2(c), from and against any and all liabilities, costs, and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities, and obligations under this Plan, other than such liabilities, costs and expenses as may result from the negligence, gross negligence, bad faith, willful conduct, or criminal acts of such persons.